UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2018

ATLAS AMERICA PUBLIC #9 LTD.
(Exact name of registrant specified in its charter)

Pennsylvania	000-49776	25-1867510
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)
c/o DGOC Partnership Holdings, LLC
1100 Corporate Drive
Birmingham, AL 35242
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (412) 489-0006
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth below under Item 5.07 with respect to the Amendment (as defined below) is hereby incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On July 3, 2018, Atlas America Public #9 LTD. (the “Partnership”) mailed a consent solicitation statement to holders of Units as of June 27, 2018 (the “Record Date”), regarding an amendment to the Partnership’s Amended and Restated Certificate and Agreement of Limited Partnership (the “Amendment”), to provide DGOC Partnership Holdings, LLC, as the managing general partner (the “MGP”) of the Partnership, with the ability to transfer (the “Transfer”) the assets and liabilities of the Partnership to an affiliate. The deadline for submitting consents was 5:00 p.m. New York City time on August 1, 2018. Following the Transfer, the Partnership will have no assets, liabilities or operations. The MGP intends to liquidate the Partnership pursuant to the applicable terms of the Partnership Agreement and the Pennsylvania Uniform Limited Partnership Act.

The Amendment was approved as follows:

•	1,486.2375 Units consented to the adoption of the Amendment, including 1,391.9758 Units with respect to which a consent form was not returned, each of which was deemed to have consented; and

•	9.5625 Units withheld consent for the adoption of the Amendment.
On August 2, 2018, in accordance with the consent of the majority of the Units, the Amendment became effective.
The foregoing summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.07.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

2

Exhibit Number	Description

3.1	Second Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Atlas America Public #9 LTD., dated August 2, 2018.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2018	ATLAS AMERICA PUBLIC #9 LTD. By: DGOC Partnership Holdings, LLC, its Managing General Partner

	By:	/s/ Robert R. Hutson, Jr.
		Name:	Robert R. Hutson, Jr.
		Title:	Chief Executive Officer (principal executive officer) of the Managing General Partner

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